Apco 3rd Quarter Operational Update
Argentina
Neuquen Basin (Vaca Muerta
Acreage)
—
Entre Lomas 96,000 net acres
—
Bajada del Palo 59,000 net acres
—
Agua Amarga 37,000 net acres
—
Coiron Amargo 45,000 net acres
—
Charco del Palenque 12,000 net acres
Total 249,000 net acres
Exhibit 99.2
Argentina
—
— Established modest productivity from VM shale
with two frac’d vertically drilled wells
— Horizontal drilling required to prove resource
potential
— Environment in Argentina currently not
encouraging for required sizeable investments
— All concession extensions obtained except
Rio Negro province – expected by mid 2013
Colombia
— Two consecutive discoveries in Llanos basin in
Colombia
— First well currently producing approx 3,500
BOPD gross , 2
nd
well to be long term tested in
near future
— Several more Llanos prospects to be drilled in
2013 and 2014
Development drilling on schedule with results in
line with expectations

2011-12 Daily Production
2011 Avg 2012 Avg
Q1 Q2 Q3 Q4 Total Q1 Q2 Q3 Q4 Total
Domestic Production
Oil (Mbbl/d) 4.3 7.9 8.0 8.9 7.3 10.4 12.3 11.7 11.5
NGLs (Mbbl/d) 26.9 27.8 27.9 27.6 27.6 30.2 30.5 28.4 29.7
Gas (MMcf/d)
1,027 1,046 1,115 1,070 1,065 1,114 1,123 1,058 1,098
MMcfe/d 1,215 1,260 1,331 1,289 1,274 1,357 1,380 1,298 1,345
International Production
Oil (Mbbl/d) 5 .3 5.6 5.8 5.9 5.6 5.6 6.2 6.2 6.0
NGLs (Mbbl/d) 0 .5 0.5 0 .6 0 .4 0.5 0.5 0.5 0.5 0.5
Gas (MMcf/d) 20 21 19 21 20 19 19 20 19
MMcfe/d
55 58 57 58 57 56 59 61 58
Total Production
Oil (Mbbl/d) 9.5 13.4 13.8 14.8 12.9 16 .0 18.5 17.9 17.5
NGLs (Mbbl/d) 27.4 28.3 28.5 28.0 28.1 30.7 31 28.9 30.2
Gas (MMcf/d) 1,048 1,068 1,134 1,091 1,085 1,133 1,142 1,078 1,117
MMcfe/d 1,270 1,318 1,388 1,347 1,331 1,413 1,439 1,359 1,403
Note:  2011 and 2012 production recast for Barnett
sale.